As filed with the Securities and Exchange Commission on September 15, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________________

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Know Labs, Inc.
(Exact name of registrant as specified in its charter)

Nevada	3920	90-0273142
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

____________________________

500 Union Street, Suite 810

Seattle, Washington 98101

206-903-1351

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

____________________________

Phillip A. Bosua

Chief Executive Officer

500 Union Street, Suite 810

Seattle, Washington 98101

206-903-1351

(Names, address, including zip code, and telephone number, including area code, of agent for service)

____________________________

Copies to:
Louis A. Bevilacqua, Esq. Bevilacqua PLLC 1050 Connecticut Avenue, NW, Suite 500 Washington, DC 20036 (202) 869-0888	Cavas S. Pavri, Esq. ArentFox Schiff LLP 1717 K Street NW Washington, DC 20006 (202) 857-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-266423

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with respect to the registration of additional securities of Know Labs, Inc., a Nevada corporation (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-266423), initially filed by the Registrant on July 29, 2022 and declared effective by the Securities and Exchange Commission on September 15, 2022 (the “Prior Registration Statement”). The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of common stock and representative’s warrants, including securities that may be sold upon exercise of the underwriters’ overallotment option, and the aggregate number of shares of common stock underlying the foregoing warrants, to be registered for sale. The required opinions of counsel and related accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Opinion of Lockett + Horwitz, A Professional Law Corporation

23.1	Consent of BPM LLP, Independent Registered Public Accounting Firm

23.2	Consent of Opinion of Lockett + Horwitz, A Professional Law Corporation (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of the prior Registration Statement (File No. 333-266423), as filed with the Securities and Exchange Commission on July 29, 2022)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

107	Exhibit Filing Fees

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on September 15, 2022.

KNOW LABS INC.
By:	/s/ Phillip A. Bosua
Phillip A. Bosua Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

*	Chief Executive Officer and Director (principal executive officer)	September 15, 2022
Phillip A. Bosua

/s/ Peter Conley	Chief Financial Officer (principal financial and accounting officer)	September 15, 2022
Peter Conley

*	Chairman of the Board	September 15, 2022
Ronald P. Erickson

*	Director	September 15, 2022
Jon Pepper

*	Director	September 15, 2022
Ichiro Takesako

*	Director	September 15, 2022
William A. Owens

* By:	/s/ Peter Conley
Peter Conley
Attorney-In-Fact

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